                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         GOODY'S FAMILY CLOTHING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         (Goody's Family Clothing Logo)

Dear Fellow Shareholder:

     On behalf of the Board of Directors and management, I cordially invite you to attend the annual meeting of shareholders to be held at 10:00 a.m. on Wednesday, June 16, 1999 at the Company's corporate headquarters located at 400 Goody's Lane, Knoxville, Tennessee.

     The notice of the meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon. A copy of the Company's 1998 Annual Report is also enclosed for your review.

     In addition to the specific matters to be acted upon at the meeting as described in detail in the accompanying Proxy Statement, during the meeting there will be a review of fiscal 1998, a report on the progress of the Company and an opportunity for shareholders to ask management questions of general interest.

     It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy card in the envelope provided. If you choose to attend the meeting, you may revoke your proxy and personally cast your vote.

     I look forward to seeing you at the meeting.

                                          Sincerely yours,
                                          /s/ Robert M. Goodfriend

                                          Robert M. Goodfriend
                                          Chairman of the Board and
                                          Chief Executive Officer

Knoxville, Tennessee
May 14, 1999

                         GOODY'S FAMILY CLOTHING, INC.
                                400 GOODY'S LANE
                           KNOXVILLE, TENNESSEE 37922

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Goody's Family Clothing, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Goody's Family Clothing, Inc. (the "Company") will be held at 10:00 a.m. on Wednesday, June 16, 1999 at the Company's corporate headquarters located at 400 Goody's Lane, Knoxville, Tennessee for the following purposes:

          1. To elect two directors to serve for terms of three years; and

          2. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

     Only shareholders of record, as shown by the transfer books of the Company, at the close of business on April 26, 1999 are entitled to notice of and to vote at the meeting.

 YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE
   URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU CHOOSE TO ATTEND THE MEETING,
            YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTE.

                                   By Order of the Board of Directors,
                                   /s/ EDWARD R. CARLIN

                                   Edward R. Carlin
                                   Secretary

Knoxville, Tennessee
May 14, 1999

                         GOODY'S FAMILY CLOTHING, INC.
                                400 GOODY'S LANE
                           KNOXVILLE, TENNESSEE 37922

                                PROXY STATEMENT

     This Proxy Statement is furnished by and on behalf of the Board of Directors (the "Board") of Goody's Family Clothing, Inc. (the "Company") in connection with the solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on Wednesday, June 16, 1999 and at any and all adjournment(s) or postponement(s) thereof (the "Annual Meeting"). A copy of the notice of the Annual Meeting accompanies this Proxy Statement. This Proxy Statement and the enclosed proxy card will be first mailed on or about May 14, 1999 to the shareholders of record of the Company (individually, a "Shareholder" and collectively, the "Shareholders") at the close of business on April 26, 1999 (the "Record Date").

     Proxies will be voted as specified by Shareholders. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, no par value per share, of the Company (the "Common Stock") represented thereby will be voted FOR the election as directors of the Company of the two nominees listed in this Proxy Statement. A signed proxy submitted by a Shareholder will not affect his or her right to attend, and to vote in person at, the Annual Meeting. Shareholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company, by executing a proxy bearing a later date or by attending and voting in person at the Annual Meeting.

     There are 33,333,480 shares of Common Stock entitled to notice of and to vote at the Annual Meeting, and each such share entitles its holder to one vote. Pursuant to the provisions of the Tennessee Business Corporation Act, April 26, 1999 has been fixed as the Record Date for the determination of the Shareholders entitled to notice of and to vote at the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that day will be entitled to notice of and to vote at the Annual Meeting. The holders of a majority of all the shares of Common Stock entitled to vote must be present in person, or represented by proxy, at the Annual Meeting to constitute a quorum and to act upon the proposed business. Shares as to which authority to vote is withheld, abstentions and broker non-votes are counted in determining whether a quorum exists.

     Under Tennessee law, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote in any election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than another person or persons, if any, nominated for the same seat on the Board. Accordingly, votes withheld from director nominees, abstentions and broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote.

     The terms "fiscal 1996," "fiscal 1997," "fiscal 1998," "fiscal 1999" and "fiscal 2000" as used herein refer to the Company's fiscal years ended February 1, 1997, January 31, 1998 and January 30, 1999 and the Company's fiscal years ending January 29, 2000 and February 3, 2001, respectively.

         YOUR BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND
                 RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.

                    VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of the outstanding shares of Common Stock as of the Record Date for
(i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the executive officers of the Company named in the "Table I -- Summary Compensation Table," (iii) each director and director nominee of the Company and (iv) all directors and executive officers of the Company as a group. According to rules adopted by the Securities and Exchange Commission (the "Commission"), a person is a "beneficial owner" of securities if that person has or shares the power to vote them or to direct their investment, or has the right to acquire beneficial ownership of such securities within 60 days from the Record Date through the exercise of an option, warrant or right, conversion of a security or otherwise. As of the date of this Proxy Statement, the Company only has shares of Common Stock outstanding. An asterisk indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock.

                                                       Number of Shares and Nature of Beneficial
                                                              Ownership at April 26, 1999
                                                   -------------------------------------------------
                                                                                        Number of
                                                                                        Shares in
                                                   Voting or Investment               Second Column
                                                          Power            Percent    Which May Be
                                                   --------------------      of      Acquired within
Name                                                  Sole       Shared     Class      60 Days(1)
----                                               ----------    ------    -------   ---------------
Robert M. Goodfriend(2)..........................  13,881,710(3) 22,500(4)  40.9%         652,000
Harry M. Call....................................      66,209        --        *           58,000
Edward R. Carlin.................................      64,305        --        *           64,000
Thomas R. Kelly, Jr..............................     135,000        --        *          119,000
David R. Mullins.................................     104,000        --        *           93,500
Samuel J. Furrow.................................      10,306        --        *           10,306
Robert F. Koppel.................................      10,544        --        *           10,544
Irwin L. Lowenstein..............................      22,858        --        *           22,858
Cheryl L. Turnbull...............................      48,460        --        *           48,460
All Directors and Executive Officers as a Group
  (16 Persons)...................................  14,530,290(3) 23,900(5)  42.1%       1,250,468

---------------

(1) This column lists the number of shares of Common Stock which the respective director and/or executive officer has the right to acquire within 60 days from the Record Date through the exercise of stock options awarded under the Company's stock option plans.
(2) The business address of Mr. Goodfriend is 400 Goody's Lane, Knoxville, Tennessee 37922.
(3) These shares do not include 834,540 shares (2.5% of the outstanding shares of Common Stock) held in trust for Mr. Goodfriend's children, as to which Mr. Goodfriend disclaims beneficial ownership. Mr. Goodfriend has no voting or investment power with respect to these shares.
(4) These shares are owned by Mr. Goodfriend's wife, with whom Mr. Goodfriend shares voting and investment power with respect to such shares.
(5) Voting and investment power with respect to these shares are shared with certain family members of the respective director and/or executive officer. See footnote 4 above.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES

     The Board is divided into three classes of directors with each class holding office for a staggered three-year term. The term of the Class I Directors, Irwin L. Lowenstein and Cheryl L. Turnbull, will expire at the Annual Meeting. Irwin L. Lowenstein and Cheryl L. Turnbull are nominees for election at the Annual Meeting as Class I Directors to serve until the 2002 annual meeting of shareholders (or until the earlier election and qualification of their successors). The Company's Bylaws (the "Bylaws") provide that any vacancy in the Board created by the death, resignation or removal of a director shall be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, for a term of office until the next annual meeting of shareholders.

     The Bylaws further provide that the Company shall have at least five and no more than ten directors, with the Board to determine the exact number from time to time, and that at least 51% of the Board shall be Independent Directors. For purposes of the Bylaws, a person shall be deemed to be an "Independent Director" if he or she (i) is not an executive officer or an employee of the Company or any subsidiary or affiliate of the Company, (ii) has not served as an executive officer of the Company at any time during the two years preceding his or her election as a director of the Company and has not served in such capacity for a period exceeding ten years, (iii) is not a family member (i.e., parent, sibling, grandparent, mother-in-law, father-in-law, spouse, former spouse, child, stepchild, grandchild or any other blood or legal relative) of any executive officer or any other employee described in clause (i) or (ii) above, (iv) is not a person, or is not a family member or Affiliate or Associate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of any person, who beneficially owns 25% or more of the securities of the Company then entitled to vote in the election of directors of the Company and (v) is free from any relationship that, in the good faith opinion of the other Independent Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of an Independent Director. The Board is currently comprised of six members and all of the directors, other than Messrs. Goodfriend and Call, meet the requirements for being an Independent Director.

     Since the Board has only nominated two persons for election as Class I Directors and has fixed the number of Class I Directors at two directors, proxies granted by the Shareholders cannot be voted for a greater number of persons than the number of nominees named herein. The election of the Class I Directors requires the presence, in person or by proxy, of the holders of a majority of all the shares of Common Stock entitled to notice of and to vote at the Annual Meeting, and the Class I Directors are elected by the affirmative vote, in person or by proxy, of a plurality of the shares entitled to vote at the Annual Meeting. The Company's principal shareholder, Mr. Robert M. Goodfriend, owns approximately 40% of the outstanding shares of Common Stock and has indicated his intention to vote his shares in favor of the election as Class I Directors of the Company of the two nominees listed below.

     In the event any of the nominees listed below refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies in the enclosed proxy card reserve full discretion to vote for such other person or persons as may be nominated.

DIRECTOR, DIRECTOR NOMINEE AND EXECUTIVE OFFICER INFORMATION

     The following table sets forth biographical data for the last five years for each director, for each nominee for director and for each executive officer of the Company (based upon information supplied by him or her to the Company) and such person's length of service as a director and/or executive officer of the Company.

CLASS I DIRECTORS -- NOMINEES FOR ELECTION AT THE ANNUAL MEETING FOR
                 TERM EXPIRING AT THE 2002 ANNUAL MEETING

                                                                                            Executive
                                     Position(s) With the Company, Principal    Director     Officer
            Name              Age      Occupation and Business Experience        Since        Since
            ----              ---    ---------------------------------------    --------    ---------
Irwin L. Lowenstein           63     Director. Executive Vice President of        1996          --
                                     Rhodes/Heilig-Meyers Company (a
                                     publicly-held specialty furniture
                                     retailer) since February 1997.
                                     Previously served as Chief Executive
                                     Officer of Rhodes, Inc. (a
                                     publicly-held specialty furniture
                                     retailer) from May 1989 to January
                                     1997, Chairman from July 1994 to
                                     February 1997, Director from March 1977
                                     to February 1997, President from March
                                     1977 to July 1994 and Chief Operating
                                     Officer from March 1977 to May 1989.
                                     Director of L.A. T Sportswear, Inc. (a
                                     publicly-held sportswear manufacturer
                                     and distributor) since July 1994 and
                                     The Powell Company, Inc. (a
                                     privately-held furniture manufacturer)
                                     since February 1999.
Cheryl L. Turnbull            38     Director. Director of Banc One Capital       1995          --
                                     Markets, Inc., formerly Banc One
                                     Capital Corporation (a merchant bank)
                                     ("Banc One") since January 1998.
                                     Previously served as Vice President of
                                     Banc One from July 1996 to December
                                     1997. A private investor from July 1995
                                     to July 1996. Previously served as
                                     Managing Director of Aston Limited
                                     Partners, L.P. (a bank re-engineering
                                     firm) from August 1992 to June 1995.

                 YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION
                  OF THE ABOVE NOMINEES AS CLASS I DIRECTORS.

CLASS II DIRECTORS -- TERM EXPIRING AT THE 2000 ANNUAL MEETING

                                                                                            Executive
                                     Position(s) With the Company, Principal    Director     Officer
            Name              Age      Occupation and Business Experience        Since        Since
            ----              ---    ---------------------------------------    --------    ---------
Harry M. Call                 54     Director, President and Chief Operating      1995        1995
                                     Officer of the Company since January
                                     1995. Director of TREBOR of TN, Inc., a
                                     wholly-owned subsidiary of the Company,
                                     since October 1996 and Manager of
                                     GFCFS, LLC, a wholly-owned subsidiary
                                     of SYDOOG, Inc., (which itself is a
                                     wholly-owned subsidiary of the Company)
                                     since November 1998. Director of Cush
                                     Industries (a medical supply company)
                                     since August 1994. Previously served as
                                     the Director of Operations of Processed
                                     Foods Corporation (a food processing
                                     company) from October 1993 to January
                                     1995.
Samuel J. Furrow              57     Director. Chairman of Furrow Auction         1995          --
                                     Company (a real estate and equipment
                                     sales company) since April 1968.
                                     Chairman of Furrow-Justice Machinery
                                     Corporation (a six-branch industrial
                                     and construction equipment dealer)
                                     since September 1983. Owner of
                                     Knoxville Motor Company -- Mercedes
                                     Benz since December 1980 and Land Rover
                                     of Knoxville since July 1997. Director
                                     of Southeastern Advertising Inc. (an
                                     advertising agency) since April 1968.
                                     Director of First American National
                                     Bank since September 1993. Director of
                                     Innovo Group, Inc. (a publicly-held
                                     manufacturer and supplier of sports
                                     bags and apparel) since April 1998.

CLASS III DIRECTORS -- TERM EXPIRING AT THE 2001 ANNUAL MEETING

                                                                                            Executive
                                     Position(s) With the Company, Principal    Director     Officer
            Name              Age      Occupation and Business Experience        Since        Since
            ----              ---    ---------------------------------------    --------    ---------
Robert M. Goodfriend          49     Chairman of the Board of Directors and       1973        1977
                                     Chief Executive Officer of the Company.
Robert F. Koppel              52     Director. President of East Tennessee        1995          --
                                     Children's Hospital since August 1976.

EXECUTIVE OFFICERS (IN ADDITION TO MESSRS. GOODFRIEND AND CALL):

                                                                                         Executive
                                         Position(s) With the Company, Principal          Officer
            Name              Age           Occupation and Business Experience             Since
            ----              ---    ------------------------------------------------    ---------
Edward R. Carlin              58     Executive Vice President, Chief Financial             1994
                                     Officer of the Company since July 1994 and
                                     Secretary of the Company since February 1995.
                                     Director of SYDOOG, Inc., TREBOR of TN, Inc. and
                                     GOFAMCLO, Inc., all of which are wholly-owned
                                     subsidiaries of the Company, since October 1996
                                     and Manager of GFCFS, LLC, a wholly-owned
                                     subsidiary of SYDOOG, Inc., since November 1998.
                                     Previously served as Director, Executive Vice
                                     President, Chief Financial Officer and Secretary
                                     of Oshman's Sporting Goods, Inc. (a
                                     publicly-held retail sporting goods chain) and
                                     in various other capacities from August 1982 to
                                     July 1994.
Thomas R. Kelly, Jr.          54     Executive Vice President, General Merchandise         1995
                                     Manager of the Company since January 1995.
                                     Previously served as Senior Vice President and
                                     General Merchandise Manager of Solo Serve
                                     Corporation (an off-price retailer) from
                                     November 1993 to June 1994.
David R. Mullins              47     Executive Vice President, Stores of the Company       1980
                                     since December 1996. Previously served as Senior
                                     Vice President, Store Operations from July 1994
                                     to December 1996 and Vice President, Store
                                     Operations from August 1980 to July 1994.
Bruce E. Halverson            44     Senior Vice President, Planning and Allocation        1998
                                     of the Company since January 1998. Previously
                                     served as Vice President, Planning and
                                     Allocation of the Company from November 1993 to
                                     January 1998.
Stanley B. Latacha            48     Senior Vice President, Marketing and Advertising      1997
                                     of the Company since July 1997. Previously
                                     served as Senior Vice President, Marketing and
                                     Advertising of OfficeMax, Inc. (a publicly-held
                                     office products superstore) from June 1996 to
                                     July 1997 and Vice President, Marketing and
                                     Sales Promotion of Richman Gordman 1/2 Price
                                     Stores, Inc. (a regional off-price department
                                     store) from October 1990 to June 1996.
John J. Okvath III            54     Senior Vice President, Product Development of         1998
                                     the Company since January 1998. Previously
                                     served as Vice President, Product Development of
                                     the Company from August 1995 to January 1998, as
                                     a consultant to the Company from June 1995 to
                                     July 1995 and as Country Manager in various
                                     capacities of Swire & Maclaine Ltd. Hong Kong (a
                                     privately-held import/export buying agency) from
                                     April 1988 to May 1995.

                                                                                         Executive
                                         Position(s) With the Company, Principal          Officer
            Name              Age           Occupation and Business Experience             Since
            ----              ---    ------------------------------------------------    ---------
Keith J. Reichelderfer        38     Senior Vice President, General Merchandise            1999
                                     Manager, Women's since January 1999. Previously
                                     served as Vice President, General Merchandise
                                     Manager of Women's Sportswear of the Company
                                     from August 1997 to January 1999 and Divisional
                                     Merchandise Manager, Juniors of the Company from
                                     February 1995 to August 1997. National Sales
                                     Manager and Merchandisor of Trends Clothing Co.
                                     (an apparel manufacturer) from July 1993 to
                                     January 1995.
Jay D. Scussel                55     Senior Vice President, Management Information         1998
                                     Systems of the Company since January 1998.
                                     Previously served as Vice President, Management
                                     Information Systems of the Company from January
                                     1996 to January 1998, an independent consultant
                                     from February 1995 to January 1996 and Vice
                                     President of Systems Development of Kmart
                                     Corporation (a publicly-held mass market
                                     retailer) from January 1989 to February 1995.
Marcus H. Smith, Jr.          42     Senior Vice President, Real Estate of the             1995
                                     Company since April 1995. Previously served as
                                     Vice President of Development of Valparaiso
                                     Realty Company (a real estate development
                                     company) from May 1992 to April 1995.
Bobby Whaley                  54     Senior Vice President, Distribution,                  1998
                                     Transportation and Logistics of the Company
                                     since January 1998. Previously served as Vice
                                     President, Distribution, Transportation and
                                     Logistics of the Company from February 1983 to
                                     January 1998.

MEETINGS AND COMMITTEES OF THE BOARD

     During fiscal 1998, the Board met four times and each director attended 75% or more of the aggregate number of meetings held by the Board and its committees on which he or she served. The Bylaws provide that the Board shall have and maintain Audit and Compensation Committees. The Bylaws further provide that each of such committees shall consist of not less than three directors and all members of such committees shall be Independent Directors.

     The Audit Committee, which consists of Messrs. Furrow and Koppel (Chair) and Ms. Turnbull, is responsible for making recommendations to the Board for the selection and remuneration of independent auditors to audit the Company's annual financial statements. The Audit Committee also reviews (i) the results and findings of audits performed by the independent auditors and the Company's internal audit department and their recommendations therewith, (ii) the Company's systems of internal accounting controls and significant accounting policies and (iii) the nature of non-audit services performed by the independent auditors. During fiscal 1998, the Audit Committee met four times.

     The Compensation Committee, which consists of Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), is responsible for reviewing the compensation, including fringe benefits, of the Chief Executive Officer, other officers and key management of the Company and making recommendations thereof to the Board. It is also responsible for the review and administration of the Company's stock option plans, 401(k) retirement plan, employee payroll investment plan and short-term incentive compensation plan. In carrying out such responsibilities, the Compensation Committee reviews the salaries, benefits, performance and other incentive bonuses of key employees as well as the general terms and conditions of the other benefit plans. During fiscal 1998, the Compensation Committee met four times.

     The Board also has a Nominating Committee, consisting of Messrs. Furrow (Chair), Goodfriend and Lowenstein, which is responsible for recommending to the Board suitable persons for election as directors of the Company. The Nominating Committee will consider nominees recommended by shareholders provided that the names of such persons are submitted no later than the date established for the submission of shareholder proposals for action at the Company's next annual meeting of shareholders. The Nominating Committee met twice during fiscal 1998.

DIRECTORS' COMPENSATION

     No compensation is paid to executive officers of the Company for services rendered in their capacities as directors of the Company.

     Each non-employee director is entitled to receive a monthly retainer of $1,000 and a fee of $1,500 for attendance at each meeting of the Board or any of its committees (provided, however, committee meetings that are held on the same days as Board meetings are not counted as separate meetings and provided further that directors are not compensated for their participation in brief informative telephonic meetings). The Board has also instituted a policy which provides that eight hours of committee work outside of formal committee meetings by a non-employee director is equivalent to attendance at one committee meeting, thereby entitling such director to a fee of $1,500. In addition to receiving directors' fees, all non-employee directors are reimbursed for expenses incurred in connection with their attendance at meetings of the Board or any of its committees.

     Non-employee directors are also entitled to receive, upon first becoming a director of the Company, formula grants of stock options to acquire 15,000 shares of Common Stock. At each subsequent annual meeting of shareholders, formula grants of stock options to acquire 3,000 shares of Common Stock are also awarded to each non-employee director. These stock options are granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vest in 20% annual increments following the date of grant.

     Directors are also eligible to receive additional grants of stock options under the Company's 1991 Stock Incentive Plan, 1993 Stock Option Plan and 1997 Stock Option Plan at the discretion of the Compensation Committee. The exercise price, term and vesting of any such stock options would be determined by the Compensation Committee at its discretion. There are 954,210 shares of Common Stock available for future issuance under these plans as of May 1, 1999.

     Non-employee directors are permitted to irrevocably elect and receive (in lieu of cash for directors' fees otherwise earned by them) non-qualified stock options exercisable to purchase shares of Common Stock at an exercise price equal to 50% of the fair market value of a share of Common Stock on the date of grant. This alternative allows the Company to eliminate the cash cost of annual directors' fees otherwise payable to non-employee directors and to more closely align the interests of non-employee directors with those of the shareholders. These stock options are granted at the Board meeting following the annual meeting of shareholders based on the number of anticipated meetings of the Board and its committees to be held during the twelve-month period, as well as the monthly retainer, beginning on the first day of the third quarter of the then current fiscal year of the Company and ending on the last day of the second quarter of the following fiscal year of the Company (the "Plan Year"). These stock options vest on the twelve-month anniversary of the date of grant and are subject to adjustment at the end of the Plan Year (which corresponds with the end of the Company's second fiscal quarter) to reflect each director's actual attendance at or participation in the meetings. At each of the Board meetings following the respective annual meetings of shareholders on June 18, 1997 and June 17, 1998, all non-employee directors elected to receive 100% of their directors' fees for the 1997 Plan Year and the 1998 Plan Year, respectively, in the form of discounted stock options. The non-employee directors will be permitted to make such election for the 1999 Plan Year at the Board meeting planned for June 16, 1999 following the Annual Meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Commission on a timely basis. Reporting Persons are required to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and certain written representations that no other reports were required, the Company believes that all filing requirements applicable to Reporting Persons during and with respect to fiscal 1998 were complied with on a timely basis, except that each of Messrs. Kelly and Smith inadvertently failed to file one report on a timely basis with respect to one transaction, which transaction was reported late on a Form 4 by Mr. Kelly and on a Form 5 by Mr. Smith.

OTHER MATTERS

     On September 29, 1995, the Commission entered an Order Instituting Public Proceedings Pursuant to Section 21C of the Exchange Act, Making Findings and Imposing Relief, and Cease-and-Desist Order against the Company and Robert M. Goodfriend, the Chairman and Chief Executive Officer of the Company, Release No. 36308, File No. 3-8852 (the "Order"). In anticipation of the Order, the Company and Mr. Goodfriend each submitted an Offer of Settlement without admitting or denying the findings set forth therein, and consented to the entry of the Order by the Commission. Pursuant to the Order, the Commission found that during 1992 and 1993: (i) the Company violated Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13 and 13b2-1 promulgated thereunder and (ii) Mr. Goodfriend violated Rule 13b2-1 promulgated under the Exchange Act and caused the Company's violation of the above-referenced Sections. In addition, the Commission entered an order that each of the Company and Mr. Goodfriend cease and desist from committing or causing any violation, and from committing or causing any future violation, of Sections 13(a) and 13(b)(2)(A) and (B) of the Exchange Act and Rules 12b-20, 13a-1, 13a-13 and 13b2-1 promulgated thereunder.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION TABLES

     The following tables set forth certain information relating to various forms of compensation awarded to, earned by and paid to the Company's chief executive officer and its next four most highly compensated executive officers who were serving as the Company's executive officers at the end of fiscal 1998. All of such executive officers are hereinafter referred to as the "named executive officers."

                     TABLE I -- SUMMARY COMPENSATION TABLE

     The following table presents the total compensation awarded to, earned by and paid to the named executive officers during the last three fiscal years.

                                                                                Long-Term
                                                 Annual Compensation           Compensation
                                          ----------------------------------   ------------
                                                                   Other        Securities        All
                                                                   Annual       Underlying       Other
                                 Fiscal   Salary       Bonus    Compensation     Options      Compensation
Name and Position                 Year      ($)         ($)        ($)(1)          (#)            ($)
-------------------------------  ------   -------     -------   ------------   ------------   ------------
Robert M. Goodfriend...........   1998    600,000(2)  100,000     174,544(3)      60,000         54,648(4)
  Chairman of the Board and       1997    600,000(2)  900,000      82,838(3)          --         35,581(4)
  Chief Executive Officer         1996    550,000     825,000      82,550(3)     640,000         32,816(4)
Harry M. Call..................   1998    325,000     100,000          --         30,000         15,630(5)
  President and                   1997    300,000     225,000          --        230,000         12,178(5)
  Chief Operating Officer         1996    275,000     206,250          --             --         10,876(5)
Thomas R. Kelly, Jr............   1998    325,000     100,000          --         15,000          6,517(6)
  Executive Vice President,       1997    300,000     225,000          --        300,000          3,158(6)
  General Merchandise Manager     1996    215,000     129,000          --         20,000          2,216(6)
David R. Mullins...............   1998    250,000      15,000          --         15,000          8,547(7)
  Executive Vice President,       1997    235,000     141,000          --         15,000          5,068(7)
  Stores                          1996    215,000     129,000          --         15,000          3,969(7)
Edward R. Carlin...............   1998    250,000      15,000          --         15,000         14,835(8)
  Executive Vice President,       1997    225,000     135,000          --         15,000         11,254(8)
  Chief Financial Officer and     1996    215,000     129,000          --         15,000          5,775(8)
  Secretary

---------------

(1) The amounts in this column include the aggregate value of certain personal benefits to a named executive officer only where such value is greater than the lesser of either $50,000 or 10% of such executive's salary and bonus for the fiscal year.
(2) Fiscal 1997 salary includes $417,227 of salary earned by Mr. Goodfriend but deferred and payable in fiscal 1998 and 1999 pursuant to the terms of a Deferred Compensation Agreement dated June 15, 1997 between Mr. Goodfriend and the Company. Fiscal 1998 salary excludes $243,977 paid to Mr. Goodfriend pursuant to such agreement.
(3) Consists of (i) $63,179, $66,267 and $67,399 in fiscal 1998, 1997 and 1996, respectively, attributable to personal use of the Company's aircraft by Mr. Goodfriend and his family, calculated using the applicable industry standard fare level formula established by the Internal Revenue Service, (ii) $15,479, $14,982 and $13,562 in fiscal 1998, 1997 and 1996, respectively, for Mr. Goodfriend's personal use of the Company's automobile, (iii) $1,589 in each of fiscal 1998, 1997 and 1996 for the imputed value of group life insurance benefits as to which Mr. Goodfriend's family is the beneficiary in excess of specified amounts as determined by the Internal Revenue Service and (iv) $94,297 in fiscal 1998 for personal financial consulting and estate planning services paid by the Company.
(4) Consists of (i) non-cash benefits of $35,030, $32,700 and $30,600 in fiscal 1998, 1997 and 1996, respectively, calculated using the applicable Internal Revenue Service formula, deemed to have been paid to Mr. Goodfriend as a result of the Company's payment of premiums on certain split-dollar life insurance policies, (ii) $2,794, $2,881 and $2,216 in fiscal 1998, 1997 and 1996, respectively, attributable to the Company's contributions and allocations on Mr. Goodfriend's behalf to the Company's Profit Sharing Plan,
    (iii) $4,000 attributable to the Company's contributions on Mr. Goodfriend's behalf to the Company's 401(k) Retirement Plan in fiscal 1998 and (iv) $12,824 for interest paid in fiscal 1998 to Mr. Goodfriend on fiscal 1997 deferred salary. This does not include interest payable amounting to $17,129 for fiscal 1998 on Mr. Goodfriend's fiscal 1997 salary deferred and payable to him in fiscal 1999 (see footnote 2 above). The Company maintains and pays the premiums on split-dollar life insurance policies on the life of Mr. Goodfriend. During fiscal 1998, the Company paid premiums of $54,000 for one of such policies. The beneficiary under these policies is a trust established by Mr. Goodfriend for the benefit of his children and is controlled by him. Upon the death of Mr. Goodfriend, the $35 million in benefits payable under these policies will be split between the Company and the trust, so that the Company is first reimbursed for all premium payments previously made by it and the remaining proceeds are paid to the trust.

(5) Consists of (i) $3,308 for each of fiscal 1998, 1997 and 1996, respectively, attributable to the Company's payment of term life insurance premiums as to which Mr. Call's family is the beneficiary, (ii) $5,528, $5,435 and $5,352 for disability insurance premiums paid by the Company in fiscal 1998, 1997 and 1996, respectively, (iii) $2,794, $2,881 and $2,216 attributable to the Company's contributions and allocations on Mr. Call's behalf to the Company's Profit Sharing Plan in fiscal 1998, 1997 and 1996, respectively, and (iv) $4,000 and $554 attributable to the Company's contributions on Mr. Call's behalf to the Company's 401(k) Retirement Plan in fiscal 1998 and 1997, respectively.
(6) Consists of (i) $2,794, $2,881 and $2,216 attributable to the Company's contributions and allocations on Mr. Kelly's behalf to the Company's Profit Sharing Plan in fiscal 1998, 1997 and 1996, respectively, and (ii) $3,723 and $277 attributable to the Company's contributions on Mr. Kelly's behalf to the Company's 401(k) Retirement Plan in fiscal 1998 and 1997, respectively.
(7) Consists of (i) $2,794, $2,881 and $2,216 in fiscal 1998, 1997 and 1996, respectively, attributable to the Company's contributions and allocations on Mr. Mullins' behalf to the Company's Profit Sharing Plan, (ii) $812 for each of fiscal 1998, 1997 and 1996 attributable to the Company's payment of annuity premiums, (iii) $941 for each of fiscal 1998, 1997 and 1996, respectively, for disability insurance premiums paid by the Company and (iv) $4,000 and $434 attributable to the Company's contributions on Mr. Mullins' behalf to the Company's 401(k) Retirement Plan in fiscal 1998 and 1997, respectively.
(8) Consists of (i) $939 for each of fiscal 1998, 1997 and 1996, respectively, attributable to the Company's payment of term life insurance premiums as to which Mr. Carlin's family is the beneficiary, (ii) $6,502, $6,419 and $2,620 for disability insurance premiums paid by the Company in fiscal 1998, 1997 and 1996, respectively, (iii) $2,794, $2,881 and $2,216 attributable to the Company's contributions and allocations on Mr. Carlin's behalf to the Company's Profit Sharing Plan in fiscal 1998, 1997 and 1996, respectively,
    (iv) $4,000 and $415 attributable to the Company's contributions on Mr. Carlin's behalf to the Company's 401(k) Retirement Plan in fiscal 1998 and 1997, respectively, and (v) $600 received for each of fiscal 1998 and 1997 as a director's fee from two of the Company's wholly-owned subsidiaries.

                    TABLE II -- OPTION GRANTS IN FISCAL 1998

     The following table presents information regarding stock options to purchase shares of Common Stock granted in fiscal 1998 to the named executive officers. No Stock Appreciation Rights ("SARs") were granted in fiscal 1998.

                                                                                                 Potential Realizable
                                                                                                   Value at Assumed
                                                                                                 Annual Rates of Stock
                                                                                                  Price Appreciation
                                                     Individual Grants(1)                         for Option Term(2)
                                --------------------------------------------------------------   ---------------------
                                                         % of Total      Exercise
                                Number of Securities       Options          or
                                     Underlying            Granted         Base
                                  Options Granted      to Employees in    Price     Expiration      5%         10%
             Name                       (#)            Fiscal Year(3)     ($/Sh)       Date        ($)         ($)
             ----               --------------------   ---------------   --------   ----------   --------   ----------
Robert M. Goodfriend(4).......         60,000               9.85%         21.46      3/17/08      809,491    2,051,271
Harry M. Call(4)..............         30,000               4.92%         21.46      3/17/08      404,746    1,025,635
Thomas R. Kelly, Jr.(4).......         15,000               2.46%         21.46      3/17/08      202,373      512,818
David R. Mullins(4)...........         15,000               2.46%         21.46      3/17/08      202,373      512,818
Edward R. Carlin(4)...........         15,000               2.46%         21.46      3/17/08      202,373      512,818

---------------
(1) All stock options granted to the named executive officers as shown in the above table have exercise prices equal to the fair market value of the Common Stock on the date of grant and may be exercised until the earlier of
    (i) the tenth anniversary of the date of grant, (ii) thirty days after the optionee ceases to be an employee of the Company for any reason other than death or disability and (iii) the first anniversary of the optionee's death or disability. These stock options may be transferred pursuant to a will and the laws of lineal descent as well as (i) to the spouse or any lineal ancestor or descendant of the grantee, (ii) to any trust, the sole beneficiaries of which are any one or all of the grantee, the grantee's spouse or any lineal descendants of the grantee and (iii) to such other persons and/or entities as the Compensation Committee may approve.
(2) The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock price.
(3) The percentage of stock options granted to each named executive officer is based on a total number of stock options granted amounting to 609,192 during fiscal 1998.
(4) These stock options were granted on March 18, 1998 and vest in equal annual increments over five years from the date of grant.

          TABLE III -- AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND
                         FISCAL YEAR-END OPTION VALUES

     The following table presents information regarding the value realized by named executive officers upon exercise of stock options during fiscal 1998 and the value of unexercised stock options held by them at January 30, 1999. There were no SARs exercised in fiscal 1998 and there are no SARs outstanding.

                                                                  Number of Securities          Value of Unexercised
                                                                 Underlying Unexercised         In-the-Money Options
                                     Shares                         Options at FY-End                 at FY-End
                                   Acquired on      Value                  (#)                         ($)(1)
                                    Exercise     Realized(2)   ---------------------------   ---------------------------
              Name                     (#)           ($)       Exercisable   Unexercisable   Exercisable   Unexercisable
              ----                 -----------   -----------   -----------   -------------   -----------   -------------
Robert M. Goodfriend.............         --             --      640,000         60,000       1,319,840             0
Harry M. Call....................    160,000      3,531,438       46,000        254,000         265,926        18,744
Thomas R. Kelly, Jr..............         --             --       76,000        339,000         364,340       293,080
David R. Mullins.................     50,000      1,053,250       81,500         42,000         473,302        93,612
Edward R. Carlin.................     34,000        670,310       41,000         64,000         201,051       205,614

---------------

(1) Represents the value of unexercised, in-the-money stock options at January 29, 1999 (the last trading day of fiscal 1998), using the $10.78 closing price of the Common Stock on that date.
(2) Based on the fair market value of the Common Stock on the date of exercise, less the option exercise price.

EMPLOYMENT AND TERMINATION ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

     Robert M. Goodfriend. The Company does not have an employment agreement with Mr. Goodfriend. However, the Compensation Committee and Mr. Goodfriend have agreed to the material terms of an employment agreement, and the Compensation Committee has retained counsel to draft the employment agreement and related documentation. Such employment agreement and related documentation are expected to be finalized during fiscal 1999. See "Compensation Committee Report."

     Other Executive Employment Arrangements. On May 20, 1998, the Company entered into new employment agreements with Mr. Call, its President and Chief Operating Officer, and with each of Messrs. Carlin, Kelly and Mullins, its executive vice presidents, replacing any current employment agreements or other arrangements with such employees. Pursuant to such employment agreements, the executive is considered an at-will employee, and his employment may be terminated at any time subject to the obligations set forth in the agreement. Under the agreements, each executive is paid an annual base salary ($325,000 in the case of Messrs. Call and Kelly, which was increased to $350,000 effective January 31, 1999 in accordance with the employment agreements; and $250,000 in the case of Messrs. Carlin and Mullins, which was increased to $260,000 effective January 31, 1999), which amount may be increased by the Company in its discretion. In addition, each executive participates in the Company's short-term incentive compensation plan whereby he is eligible to receive an annual incentive target bonus of a certain percentage, as set forth in his agreement (50% in the case of Messrs. Call and Kelly, which was increased to 75% effective January 31, 1999, and 40% in the case of Messrs. Carlin and Mullins, which was increased to 60% effective January 31, 1999), of his base salary for each fiscal year he is employed if the Company achieves certain performance goals for such fiscal year. Each of Messrs. Call's and Kelly's agreement also provides for a guaranteed annual bonus of $100,000 which reduces any incentive bonus payable as described above. The employment agreements also provide for a disability insurance policy and an annuity contract or life insurance policy and contain confidentiality and non-solicitation provisions.

     Under the terms of the employment agreements, if the executive's employment is terminated by reason of his death, Disability (as defined in the agreements) or retirement on or after the attainment of age 65 or is terminated for Cause (as defined in the agreements) or voluntarily terminated by the executive (other than on account of Constructive Termination, as defined in the agreements), the Company will be obligated to pay such executive a lump sum payment equal to (i) his base salary through the date of such termination and (ii) any compensation previously deferred by him, earned but unpaid vacation pay for the then current year and amounts or benefits he or his beneficiaries are owed under any employee benefit plans or policies or for reimbursement of expenses (collectively, the "Accrued Obligations"). If the executive's employment is terminated by reason of his death or Disability, the Company will have the additional obligation, subject to the terms of the short-term incentive compensation plan and further provided that the executive has been employed by the Company for the first six months of the then applicable fiscal year, to pay an amount equal to a pro-rated portion of the performance bonus for such fiscal year. Furthermore, if the executive's employment is terminated by reason of his retirement on or after the attainment of age 65 or Disability, the Company will pay the premiums (to the same extent paid prior to termination) for the continued participation of the executive for a period of 12 months after termination in any individual life insurance policy on the same terms as the executive and the Company were participating prior to termination. Moreover, if the executive's employment is terminated by reason of his death, retirement on or after the attainment of age 65 or Disability, the Company will, for a period of 12 months after termination, pay the entire COBRA premium under any Company medical and dental program that the executive (and his spouse and eligible dependents) was participating in prior to termination.

     The employment agreements further provide that if the Company terminates the executive's employment other than for Cause or his Disability or death, or the executive terminates his employment for Constructive Termination, the Company will pay the executive a lump sum payment equal to (i) all Accrued Obligations, (ii) 12 months of the executive's base salary at the rate in effect as of the date when the Notice of Termination (as defined in the agreements) was given and (iii) subject to the terms of the short-term incentive compensation plan and further provided that the executive has been employed by the Company for the first six months of the then applicable fiscal year, a pro-rated portion of the performance bonus for such fiscal year. Further, in the case of a Constructive Termination or termination by reason of death or Disability, all unvested stock options held by the executive will become fully vested, effective on the Date of Termination (as defined in the agreements), and will be thereafter exercisable in accordance with the provisions of the applicable plan and award agreement.

     In addition, the employment agreements provide that upon the occurrence of a Change of Control of the Company (as defined in the agreements), as consideration for assisting the Company in bringing about a successful transaction, the executive is entitled to receive a lump sum payment equal to 18 months of the executive's base salary at the rate in effect as of the Change of Control Date (as defined in the agreements).

     In May 1998, the Board amended each of the Company's 1991 Stock Incentive Plan, 1993 Stock Option Plan and 1997 Stock Option Plan to provide that, upon the occurrence of a Change of Control (as defined in such plans), all stock options granted under such plan that are outstanding and not yet vested will become immediately 100% vested effective on a Change of Control Date (as defined in such plans) and shall be thereafter exercisable in accordance with the terms of such plan and any applicable award agreement, subject to certain exceptions.

     Goody's Family Clothing, Inc. Benefit Protection Trust Agreement. The Company entered into such trust agreement on November 15, 1994. First Tennessee Bank served as trustee (the "Trustee") under this trust agreement. Pursuant to this trust agreement, the Company established an irrevocable grantor trust to, among other things, assist it in meeting its obligation to pay certain severance payments to certain executives of the Company upon a Change of Control (as defined in the trust agreement) in accordance with employment contracts between the Company and each such executive. Upon establishment of the trust in November 1994, the Company made an initial contribution to the trust of $10,000 and provided an irrevocable letter of credit in the amount of $500,000. As a result of the Change of Control that occurred on January 5, 1995, the Company contributed an additional $1,272,800 in investment securities to the trust. The trust terminated on April 6, 1998 in accordance with its terms, and the trust's assets aggregating approximately $1.6 million were distributed to the Company.

COMPENSATION COMMITTEE REPORT

     Background. The Company currently has twelve executive officers and six directors. Three of the non-employee directors, Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), comprise the Compensation Committee.

     Objective and Philosophy. The Compensation Committee works closely with management to design an executive compensation program to assist the Company in attracting and retaining outstanding executives and senior management personnel in the retail industry who, the Company believes, will be (or who are) valuable employees. The design and implementation of such program continually evolves as the Company grows but is primarily based on providing compensation opportunities that are competitive with retail companies of similar size and linking executives' compensation with the Company's annual and long-term financial performance by rewarding the achievement of short-term and long-term objectives of the Company.

     Compensation Program Components. Currently, the three principal components of the Company's executive compensation program are annual base salary, short-term incentive compensation in the form of performance bonuses payable in cash each year and long-term incentive compensation in the form of stock options. These programs are structured in accordance with the Compensation Committee's objectives and philosophy.

     Base Salary. Base salary levels for the Company's executives are designed to be reflective of competitive conditions in the marketplace for executives of comparable talent and experience and are based upon responsibility and performance. Base salaries are generally recommended by management for the review and approval of the Compensation Committee and the Board (subject to applicable employment agreements). The employment agreements for certain of the executives are described above under "Employment and Termination Arrangements with Named Executive Officers." Mr. Goodfriend, the Company's principal shareholder and Chief Executive Officer, does not currently have an employment agreement with the Company and his compensation is discussed in greater detail below.

     Short-Term Incentive Compensation. The short-term incentive compensation component consists of target performance bonuses for eligible executives which are calculated as a percent of their base salaries (ranging between 60% and 150%). Each year, the target earnings (which are based upon prebonus and pretax earnings) of the Company are established by the Compensation Committee with the assistance of management and approved by the Board. Each participating executive is eligible to receive between 0% and 150% of their respective target performance bonus depending upon the Company's performance. Upon management's recommendation, the Compensation Committee, with the approval of the Board, has the discretion to award additional bonuses outside of this plan if warranted by an executive officer's exceptional service to the Company. With respect to fiscal 1998, because the target level of earnings was not achieved, no bonuses were awarded to executive officers except for (i) a guaranteed bonus of $100,000 paid to Mr. Goodfriend which is discussed below, (ii) a guaranteed bonus of $100,000 to each of Messrs. Call and Kelly payable under their employment agreements with the Company and (iii) certain discretionary bonuses amounting to $105,030 to nine executive officers based on their exceptional services to the Company.

     Long-Term Incentive Compensation. The long-term incentive compensation component currently consists of stock option plans under which executives may be granted stock options exercisable to purchase shares of Common Stock. The exercise price of stock options represents the fair market value of the Common Stock on the date of grant, and, generally, the stock options become exercisable in 20% increments over five years and expire ten years from the date of grant. The deferred vesting provisions of the stock options are designed to reward long-term contributions and create an incentive for executives to remain with the Company. The Compensation Committee believes that granting stock options promotes greater interest on the part of executives in the welfare of the Company by allowing them to share in the Company's success as measured by an appreciation in the value of the Common Stock and is beneficial in aligning the interests of the executives with the Company's shareholders. Stock options are granted by the Compensation Committee (and approved by the Board) to key employees based on management's recommendation, and levels of participation in the plan generally vary based on the employee's position with the Company. Stock options granted on the date of hire reflect the result of negotiations between the Company and the recipient.

     CEO Compensation. Mr. Goodfriend does not have an employment agreement with the Company. His compensation is determined annually by the Compensation Committee and approved by the full Board of Directors (other than Mr. Goodfriend) based on his compensation in prior years and the compensation of CEO's of similarly-sized companies in the retail industry.

     From August 1996 until January 1999, Mr. Goodfriend's annual base salary was $600,000, which was increased to $650,000 effective January 31, 1999. In addition, he also received guaranteed annual bonuses of $100,000 for each of fiscal 1995 through fiscal 1998. Since fiscal 1995, Mr. Goodfriend has been participating in the short-term incentive compensation plan discussed above and was eligible to receive a performance bonus of up to 150% of his base salary for fiscal 1998 if the Company met the predetermined target levels of its earnings, as discussed above, for such fiscal year. Because certain performance objectives for fiscal 1998 were not achieved, Mr. Goodfriend did not receive any performance bonus.

     Prior to fiscal 1996, Mr. Goodfriend did not participate in any of the Company's stock option plans; as a result, in December 1996, in connection with the review of his employment arrangement discussed below, he was granted options immediately exercisable to purchase 640,000 shares of Common Stock at a cash exercise price of $8.72 per share (the closing sales price of the Common Stock on The Nasdaq Stock Market for the day preceding the date of grant) which expire five years from the date of grant. In March 1998 and 1999 in connection with the annual review of option awards for executives, Mr. Goodfriend was granted options exercisable to purchase 60,000 and 15,000 shares of Common Stock, respectively, at a cash exercise price of $21.46 and $9.97 per share (the closing sales price of the Common Stock on The Nasdaq Stock Market for the day preceding the date of grant), respectively, which expire ten years from the date of grant and vest in equal annual increments over five years from the date of grant.

     In order to provide fair and reasonable employment and compensation arrangements for Mr. Goodfriend reflecting an increased emphasis on the relationship between compensation and the Company's performance, the Compensation Committee decided that the Company should formalize its employment arrangements with Mr. Goodfriend and has engaged independent compensation consultants to advise the committee on such arrangements. Based on the consultants' findings, the Compensation Committee has approved the material terms of an employment agreement with Mr. Goodfriend, which codify the salary, short-term incentive compensation and option grants described above and authorized the drafting of an employment agreement and related documents reflecting such terms. These material terms include, among other things, a three-year "evergreen" employment term; a minimum annual base salary of $650,000; an annual guaranteed bonus of $100,000; and continued participation in the short-term incentive compensation plan described above. In addition, in connection with the negotiation of this employment agreement, the Compensation Committee is contemplating a new split-dollar life insurance arrangement with Mr. Goodfriend. The Compensation Committee expects that the employment agreement and related documentation and arrangements will be finalized during fiscal 1999.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction for compensation over $1 million paid to the Company's chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The short-term incentive compensation plan adopted by the Company and approved by the shareholders in June 1997 complies with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide for the deductibility of compensation payable thereunder. The Company and Mr. Goodfriend entered into a deferred compensation agreement in June 1997 whereby a portion of his salary for fiscal 1997 was deferred and paid to him in fiscal 1998 and 1999 thereby enabling the Company to deduct a majority of the compensation paid to Mr. Goodfriend in fiscal 1997 and 1998. The remaining balance of $173,250 under the deferred compensation agreement was paid to Mr. Goodfriend in fiscal 1999. It is expected that Mr. Goodfriend's compensation to be paid in fiscal 1999 will not exceed $1 million (assuming no change to his current split-dollar life insurance arrangement). It is not currently expected that any other executive of the Company will receive compensation in excess of $1 million for fiscal 1999.

                                          COMPENSATION COMMITTEE

                                          CHERYL L. TURNBULL (CHAIR)
                                          ROBERT F. KOPPEL
                                          IRWIN L. LOWENSTEIN

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Decisions on executive compensation in fiscal 1998 were made by the Compensation Committee (and approved by the Board) upon the recommendation of the Company's Chairman of the Board and Chief Executive Officer and its President and Chief Operating Officer (other than, in each case, with respect to such executive's own compensation). The Compensation Committee currently consists of Messrs. Koppel and Lowenstein and Ms. Turnbull (Chair), none of whom is or was an officer or other employee of the Company or had any other relationship with the Company required to be disclosed as a Compensation Committee interlock, except that Mr. Koppel is the President of the East Tennessee Children's Hospital (the "Hospital") and Mr. Goodfriend is a director of the Hospital and as such participates in deliberations regarding incentive payments to officers of the Hospital, including, without limitation, Mr. Koppel. See "Certain Transactions."

PERFORMANCE GRAPH

     The following is a line graph comparing the Company's total shareholder returns to those of the Standard & Poors 500 Index and a Comparable Company Index for fiscal 1994 through fiscal 1998. The Comparable Company Index for fiscal 1998 is based on information from Burlington Coat Factory Warehouse, Catherines Stores Corporation, Cato Corporation, Consolidated Stores Corporation, Deb Shops, Inc., Designs, Inc., Dollar General Corp., Dress Barn Inc., Edison Brothers Stores, Family Dollar Stores, Filene's Basement Corporation, Fred's Inc., Gantos, Inc., Gottschalks, Inc., Jacobson Stores, Kohls Corporation, Ross Stores, Inc., Stein Mart, Inc. and Value City Department Stores, Inc. Total return values were calculated based on cumulative total return, assuming the value of the investment in shares of Common Stock and in each index was $100 on January 29, 1994 and, in the case of the Comparable Company Index, that all dividends paid by any of those companies were reinvested. The Comparable Company Index for fiscal 1998 does not include information relating to the following four companies which had been included in the fiscal 1997 Comparable Company Index because each of Clothestime Inc., Jamesway Corp. and Merry-Go-Round Enterprises, Inc. went into bankruptcy proceedings in December 1998, March 1997 and March 1997, respectively, and MacFrugals Bargains was acquired by Consolidated Stores Corporation in February 1998.

                         GOODY'S FAMILY CLOTHING, INC.
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                       TO S&P 500 AND PEER GROUP INDICES

                                                      GOODY'S
               MEASUREMENT PERIOD                      FAMILY           S&P 500
             (FISCAL YEAR COVERED)                 CLOTHING, INC.        INDEX           PEER GROUP
1993                                                           100               100               100
1994                                                         61.82            100.53             81.62
1995                                                         56.43            139.40             83.15
1996                                                        149.27            176.12            132.40
1997                                                        249.39            223.51            228.65
1998                                                        157.00            296.13            261.39

                              CERTAIN TRANSACTIONS

     On January 26, 1991, the Company redeemed all 2,651 shares of its then outstanding preferred stock, all of which were owned by the Company's founder, Mr. M. D. Goodfriend, and his wife, for their stated redemption value of $2,651,000. Of such amount, $500,000 was paid in cash at closing and the balance was funded by a promissory note from the Company which bears interest at 10% per annum and is amortized over the ten-year term of the note. During fiscal 1998, the Company paid $350,000 of principal and interest on this note. As of April 26, 1999, the principal balance due on this note was $607,000. Mr. M. D. Goodfriend was the retiring Chairman of the Board at the time of this transaction and is the father of Mr. Robert M. Goodfriend, the Company's current Chairman of the Board and Chief Executive Officer.

     In January 1995, the Company sold its distribution center located in Athens, Tennessee, to Citizens National Bank of Athens, Tennessee, a local bank of which Mr. Robert M. Goodfriend is a director and less than 5% shareholder, for $520,000, its fair market value as determined based upon an appraisal of the property by an arms-length third party, and realized a gain of $20,000. The Company subsequently entered into a lease with the bank in connection with this property which currently expires on December 31, 1999 and provides for annual rental payments of $40,000. During fiscal 1998, the Company leased additional space from the bank for annual rental payments of $16,800. The aggregate rental payments to the bank for these spaces in fiscal 1998 were $42,800. The Company primarily uses this space for storage.

     Since 1987 the Company has leased a store in Athens, Tennessee, from an irrevocable trust established for the benefit of the children of Mr. Robert M. Goodfriend. During July 1998, the Company renegotiated a new ten-year lease for this location with such trust for annual rental payments of $289,500 plus its pro-rata share of real property taxes. The aggregate rental payments to the trust, including real property taxes, for this space in fiscal 1998 were $373,665.

     As previously noted, Mr. Koppel, a director of the Company, is the President of the East Tennessee Children's Hospital of which Mr. Goodfriend is also a director. The Company facilitates contributions by its employees to the Hospital through a payroll deduction plan and matches employee contributions to the Hospital on a 100% basis. The Company also makes additional contributions (in cash or in kind) to the Hospital. The total amount of contributions by the Company (including employee contributions) to the Hospital in fiscal 1998 was $402,698. Such contributions represented less than 1% of the Hospital's total revenues for its last fiscal year ended June 30, 1998.

     In connection with the sale of an aggregate 2,327,000 shares of Common Stock by Messrs. Goodfriend, Call and Carlin pursuant to a public offering in September 1997, the Company entered into agreements with each of such persons whereby the Company agreed to indemnify each of them for certain liabilities in connection with such offering, including liabilities under the Securities Act of 1933.

                                    AUDITORS

     Deloitte & Touche LLP serves as the principal accounting firm designated to audit the Company's financial statements. The engagement of Deloitte & Touche LLP is not being presented for approval by the Shareholders at the Annual Meeting; however, a representative from Deloitte & Touche LLP is expected to be available to answer questions, if any, addressed to him or her at the Annual Meeting and will be given the opportunity to make a statement if such representative desires to do so.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     In order to present a proposal at the Company's annual meeting of shareholders to be held in 2000, a shareholder must provide advance written notice of the proposal to the Company at its principal executive offices no later than the close of business on March 30, 2000. If such proposal relates to amending the Bylaws, then advance notice must be provided to the Company at its principal executive offices no later than the close of business on January 15, 2000 and otherwise comply with the Bylaws. A copy of the Bylaws is available upon written request to the Secretary of the Company. If a shareholder gives notice of a proposal after the applicable deadline, the Company's proxy holders will have discretionary authority to vote on this proposal when and if raised at the 2000 annual meeting. In addition, all stockholder proposals intended to be included in the Company's proxy materials for the 2000 annual meeting must be received by the Company at its principal executive offices no later than the close of business on January 15, 2000 and must otherwise comply with the rules of the Commission for inclusion in the proxy materials.

                                    GENERAL

     Management does not know of any other matters to be presented at the Annual Meeting for action by the Shareholders. However, if any other matter requiring a vote of the Shareholders is properly presented at the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

     The Company will pay the cost of the Annual Meeting and the cost of soliciting proxies in the accompanying form (including the cost of mailing the proxy material). The Company has engaged Corporate Communications, Inc. and Bowne of Atlanta, Inc. to distribute and solicit proxies for the Annual Meeting at an estimated cost of $30,000 (which amount includes mailing and shipping costs), plus reasonable expenses. The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward proxy and other soliciting materials to their principals, the beneficial owners of Common Stock, and will reimburse them for their reasonable out-of-pocket expenses.

     A list of the Shareholders will be available at the Company's corporate offices located at 400 Goody's Lane, Knoxville, Tennessee, for inspection by Shareholders during regular business hours from April 26, 1999 to the date of the Annual Meeting. The list will also be available during the Annual Meeting for inspection by Shareholders who are present.

                                 ANNUAL REPORT

     A copy of the Company's 1998 Annual Report to Shareholders is enclosed herewith. The Annual Report is not part of the proxy solicitation material.
                                   /s/ EDWARD R. CARLIN

                                   Edward R. Carlin
                                   Secretary

May 14, 1999

                         (GOODY'S FAMILY CLOTHING LOGO)

                                    PROXY
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        GOODY'S FAMILY CLOTHING, INC.


    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 14, 1999, and does hereby appoint Robert M. Goodfriend and Harry M. Call, or either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Goody's Family Clothing, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. (EDT) on Wednesday, June 16, 1999, at the Company's corporate headquarters located at 400 Goody's Lane, Knoxville, Tennessee, and at any adjournments(s) or postponement(s) thereof, hereby revoking all proxies heretofore given with respect to such stock.

    This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. IF NO DIRECTION IS MADE, IT WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED HEREIN.


                          TO BE SIGNED ON OTHER SIDE



-------------------------------------------------------------------------------

                          GOODYS FAMILY CLOTHING, INC.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                    FOR all nominees            WITHHOLD AUTHORITY
                             listed below (except as marked  to vote for all nominees
1. ELECTION OF DIRECTORS         to the contrary below)            listed below
                                          [ ]                          [ ]
NOMINEES: IRWIN L. LOWENSTEIN                                                         2. IN THEIR DISCRETION, THE PROXIES ARE
and CHERYL L. TURNBULL as Class I                                                        AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS
Directors (for a term expiring at the 2002 Annual Meeting of                             AS MAY PROPERLY COME BEFORE THE MEETING
Shareholders)                                                                            OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S)
                                                                                         THEREOF.

(Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided.)

______________________________________________________________
                   RECORD DATE SHARES:







                                                  --------------------
  Please be sure to sign and date this Proxy.     Dated:                  Please sign exactly as name(s) appears hereon, and when
-----------------------------------------------------------------------   signing as attorney, executor, administrator, trustee or
                                                                          guardian, give your full title as such. If the signatory
                                                                          is a corporation, sign the full corporate name by a duly
                                                                          authorized officer. When shares are held by joint tenants, both should sign.

----Shareholder sign here---------------------Co-owner sign here-------   PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
------------------------------------------------------------------------------------------------------------------------------------